UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

Discover Card Master Trust I

(Exact name of registrant as specified in its charter)

Delaware	0-23108	51-0020270

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     Series 2000-6. On November 30, 2004, Discover Bank, as Master Servicer under the Series 2000-6 Supplement, dated as of June 19, 2000, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2000-6 Supplement”), elected pursuant to Section 23 of the Series 2000-6 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the July 2005 Distribution Date (as each such term is defined in the Series 2000-6 Supplement).

     Series 2000-9. On November 30, 2004, Discover Bank, as Master Servicer under the Series 2000-9 Supplement, dated as of December 19, 2000, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2000-9 Supplement”), elected pursuant to Section 23 of the Series 2000-9 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the August 2005 Distribution Date (as each such term is defined in the Series 2000-9 Supplement).

     Series 2001-2. On November 30, 2004, Discover Bank, as Master Servicer under the Series 2001-2 Supplement, dated as of January 16, 2001, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2001-2 Supplement”), elected pursuant to Section 23 of the Series 2001-2 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the August 2005 Distribution Date (as each such term is defined in the Series 2001-2 Supplement).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant) By: Discover Bank (Originator of the Trust)
By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer

Date: November 30, 2004